Exhibit 99.1

Blackbaud Announces Acquisition of Everyday Hero

Will invest in growing Australia’s leading peer-to-peer fundraising solution

Charleston, S.C. (October 6, 2011) — Blackbaud, Inc. (NASDAQ: BLKB) today announced that it has acquired Everyday Hero, a privately-owned company based in Brisbane, Australia. Everyday Hero’s event fundraising tools are used by tens of thousands of individual fundraisers and 1400 customers in Australia, New Zealand, and the United Kingdom.

“This strategic international expansion of our online fundraising portfolio through the acquisition of Everyday Hero helps us to offer the most comprehensive suite of interactive solutions for nonprofits worldwide,” said Brad Holman, Blackbaud’s president, international business unit. “We are excited to invest in the growth and development of this powerful fundraising solution and to help extend its reach so even more individual and peer-to-peer fundraisers can get involved in supporting great causes around the world.”

The 27-person Everyday Hero staff will continue to serve its growing customer base of leading nonprofit fundraising events in Australia and will continue to grow Everyday Hero’s presence in Asia-Pacific and the UK. Blackbaud will continue to grow Everyday Hero’s product offerings.

To better serve Everyday Hero customers with Blackbaud fundraising and donor management solutions, Blackbaud plans to integrate data between Everyday Hero and The Raiser’s Edge® and eTapestry®. Data integration is expected to be available in the coming months and to be initially launched in Australia, New Zealand, and the UK. Everyday Hero will continue to work with non-Blackbaud customers seeking to integrate data from the Heroix platform.

“We’re poised for growth in Asia-Pacific, the UK, and globally and we’re excited that Blackbaud chose us to help grow its international individual and peer-to-peer fundraising offerings,” said Nathan Betteridge, Everyday Hero’s CEO. “We are even more excited about what this means for our nonprofit partners and the thousands of fundraisers currently using our platform and the value it will bring them.”

Under the terms of the agreement, Blackbaud paid approximately AUD $7.6 million for the company. Blackbaud does not expect the acquisition to have a material impact on revenue or non-GAAP profitability for the fourth quarter or full year 2011.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 24,000 organizations — including The American Red Cross, Cancer Research UK, Earthjustice, International Fund for Animal Welfare, Lincoln Center, The Salvation Army, The Taft School, Tulsa Community Foundation, Ursinus College, the WGBH Educational Foundation, and Yale University — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Australia, Canada, Hong Kong, Mexico, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

Media Contact

Melanie Mathos

Blackbaud, Inc.

843.216.6200 x3307

media@blackbaud.com

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organization; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.